EXHIBIT 21

                 SUBSIDIARIES OF REGISTRANT


Registrant   has   no  parent;  see  proxy   statement   for
Registrant's  principal  shareholders.   The  following  are
Registrant's   subsidiaries  which  are  included   in   the
consolidated financial statements:





          Name of Subsidiary                   State or Other
    (Each Owned 100% by Registrant              Jurisdiction
     Except as Otherwise Stated)                     of
                                               Incorporation


    Castle Concrete Company                       Colorado
    Continental Catalina, Inc.*                   Arizona
    Continental Copper, Inc.                      Arizona
    Continental Quicksilver, Inc.                 Idaho
    Continental Uranium, Inc.                     Colorado
    Edens Industrial Park, Inc.                   Illinois
    Phoenix Manufacturing, Inc.                   Arizona
    ProSoft International, Inc.**                 Colorado
    Transit Mix Concrete Co.                      Colorado
    Williams Furnace Co.                          Delaware




 * owned by Continental Copper, Inc.

 **owned by Transit Mix Concrete Co.